LOAN AND SECURITY AGREEMENT

                          Dated as of October 31, 1996

                                    Between

                       BANKAMERICA BUSINESS CREDIT, INC.

                                 as the Lender

                                      and

                           THE COSMETIC CENTER, INC.

                                as the Borrower

                                TABLE OF CONTENTS

SECTION                                                                  PAGE

1.    DEFINITIONS.......................................................  1
      Accounts    ......................................................  1
      Account Debtor....................................................  1
      Adjusted Tangible Assets..........................................  1
      Adjusted Tangible Net Worth.......................................  1
      Affiliate   ......................................................  1
      Anniversary Date..................................................  2
      Applicable Margin.................................................  2
      Assigned Contracts................................................  2
      Availability......................................................  2
      Bank        ......................................................  2
      Borrowing   ......................................................  2
      Borrowing Base....................................................  3
      Business Day......................................................  3
      Capital Adequacy Regulation.......................................  3
      Capital Expenditures..............................................  3
      Capital Lease.....................................................  3
      Closing Date......................................................  3
      Code        ......................................................  3
      Collateral  ......................................................  3
      Contaminant ......................................................  3
      Conversion/Continuation Date......................................  3
      Debt        ......................................................  4
      Distribution......................................................  4
      DOL         ......................................................  4
      Eligible Inventory................................................  4
      Environmental Compliance Reserve..................................  5
      Environmental Laws................................................  5
      Environmental Lien................................................  5
      ERISA       ......................................................  5
      ERISA Affiliate...................................................  5
      ERISA Event ......................................................  5
      Event       ......................................................  6
      Event of Default..................................................  6
      Existing Debt.....................................................  6
      Facility Fee......................................................  6
      Financial Statements..............................................  6
      Fiscal Year ......................................................  6
      Funding Date......................................................  6
      GAAP        ......................................................  6

                               TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                  PAGE

      Guaranty    ......................................................  6
      Intercompany Accounts.............................................  7
      Interest Period...................................................  7
      Inventory   ......................................................  7
      IRS         ......................................................  8
      Latest Projections................................................  8
      Letter of Credit..................................................  8
      Letter of Credit Fee..............................................  8
      LIBOR Interest Payment Date.......................................  8
      LIBOR Interest Rate Determination Date............................  8
      LIBOR Rate  ......................................................  8
                  Eurodollar Reserve Percentage.........................  8
                  LIBOR       ..........................................  8
      LIBOR Rate Loan...................................................  9
      LIBOR Revolving Loan..............................................  9
      Lien        ......................................................  9
      Loan and Loans....................................................  9
      Loan Documents....................................................  9
      Multiemployer Plan................................................  9
      Notice of Borrowing...............................................  9
      Notice of Conversion/Continuation.................................  9
      Obligations ......................................................  9
      Other Taxes ...................................................... 10
      Outstanding Credit................................................ 10
      Participating Lender.............................................. 10
      Payment Account................................................... 10
      PBGC        ...................................................... 10
      Pending Loans..................................................... 10
      Pension Plan...................................................... 10
      Permitted Liens................................................... 11
      Person      ...................................................... 11
      Plan        ...................................................... 12
      Premises    ...................................................... 12
      Prior Lender...................................................... 12
      Proceeds    ...................................................... 12
      Property    ...................................................... 12
      Proprietary Rights................................................ 12
      Public Authority.................................................. 12
      Receivables ...................................................... 12

                               TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                  PAGE

      Reference Rate.................................................... 13
      Reference Rate Loans.............................................. 13
      Reference Rate Revolving Loans.................................... 13
      Release     ...................................................... 13
      Rental Reserve.................................................... 13
      Rental      ...................................................... 13
      Reportable Event.................................................. 13
      Requirement of Law................................................ 13
      Restricted Investment............................................. 14
      Reversions  ...................................................... 14
      Revolving Loans................................................... 14
      Security Interest................................................. 14
      Solvent     ...................................................... 14
      Stated Termination Date........................................... 14
      Subsidiary  ...................................................... 15
      Taxes       ...................................................... 15
      Total Facility.................................................... 15
      Trademark Security Agreements..................................... 15
      UCC         ...................................................... 15
      Unused Line Fee................................................... 15
      Weinstein Family.................................................. 15
      Accounting Terms.................................................. 15
      Other Terms ...................................................... 15

2.    LOANS AND LETTERS OF CREDIT....................................... 16
      2.1         Total Facility........................................ 16
      2.2         Revolving Loans....................................... 16
      2.3         Letters of Credit..................................... 17
                  Other Conditions...................................... 17
                  Issuance of Letters of Credit......................... 18
                  Payments Pursuant to Letters of Credit................ 18
                  Compensation for Letters of Credit.................... 19
                  Indemnification; Exoneration; Power of Attorney....... 19
                  Supporting Letter of Credit; Cash Collateral.......... 21

3.    INTEREST AND OTHER CHARGES........................................ 21
      3.1         Interest.............................................. 21
                  Unused Line Fee....................................... 22
      3.2         Conversion and Continuation Elections................. 22

                               TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                  PAGE

      3.3         Maximum Interest Rate................................. 23
      3.4         Facility Fee.......................................... 24
      3.5         [Intentionally Left Blank]............................ 24
      3.6.        [Intentionally Left Blank]............................ 24
      3.7         Letter of Credit Fee.................................. 24

4.    PAYMENTS AND PREPAYMENTS.......................................... 24
      4.1         Revolving Loans....................................... 24
      4.2         [Intentionally Left Blank]............................ 24
      4.3         [Intentionally Left Blank]............................ 24
      4.4         [Intentionally Left Blank]............................ 24
      4.5         Place and Form of Payments; Extension of Time......... 24
      4.6         Application and Reversal of Payments.................. 25
      4.7         INDEMNITY FOR RETURNED PAYMENTS....................... 25

5.    LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS.................... 25

6.    TAXES, YIELD PROTECTION AND ILLEGALITY............................ 26
      6.1         Taxes................................................. 26
      6.2         Illegality............................................ 26
      6.3         Increased Costs and Reduction of Return............... 27
      6.4         Funding Losses........................................ 27
      6.5         Inability to Determine Rates.......................... 28
      6.6         Survival.............................................. 28

7.    COLLATERAL........................................................ 28
      7.1         Grant of Security Interest............................ 28
      7.2         Perfection and Protection of Security Interest........ 29
      7.3         Location of Collateral................................ 30
      7.4         Title to, Liens on, and Sale and Use of Collateral.... 30
      7.5         Appraisals............................................ 31
      7.6         Access and Examination................................ 31
      7.7         Insurance............................................. 31
      7.8         Collateral Reporting.................................. 32
      7.9         [Intentionally Left Blank]............................ 32
      7.10        Collection of Accounts; Payments...................... 32
      7.11        Inventory............................................. 33
      7.12        [Intentionally Left Blank]............................ 34
      7.13        Assigned Contracts.................................... 34

                               TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                  PAGE

      7.14        Documents, Instruments, and Chattel Paper............. 35
      7.15        Right to Cure......................................... 35
      7.16        Power of Attorney..................................... 35
      7.17        Lender's Rights, Duties, and Liabilities.............. 36

8.    BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES................. 36
      8.1         Books and Records..................................... 36
      8.2         Financial Information................................. 36
      8.3         Notices to Lender..................................... 38

9.    GENERAL WARRANTIES AND REPRESENTATIONS............................ 40
      9.1         Authorization, Validity, and Enforceability of this
                    Agreement and the Loan
                  Documents............................................. 40
      9.2         Validity and Priority of Security Interest............ 40
      9.3         Organization and Qualification........................ 40
      9.4         Corporate Name; Prior Transactions.................... 41
      9.5         Subsidiaries and Affiliates........................... 41
      9.6         Financial Statements and Projections.................. 41
      9.7         Capitalization........................................ 41
      9.8         Solvency.............................................. 41
      9.9         Debt.................................................. 42
      9.10        Distributions......................................... 42
      9.11        Title to Property..................................... 42
      9.12        Adequate Assets....................................... 42
      9.13        Real Property; Leases................................. 42
      9.14        Proprietary Rights.................................... 42
      9.15        Trade Names and Terms of Sale......................... 42
      9.16        Litigation............................................ 43
      9.17        Restrictive Agreements................................ 43
      9.18        Labor Disputes........................................ 43
      9.19        Environmental Laws.................................... 43
      9.20        No Violation of Law................................... 44
      9.21        No Default............................................ 45
      9.22        ERISA Compliance...................................... 45
      9.23        Taxes................................................. 46
      9.24        Use of Proceeds....................................... 46
      9.25        Private Offerings..................................... 46
      9.26        Broker's Fees......................................... 46
      9.27        No Material Adverse Change............................ 46

                               TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                  PAGE

      9.28        Disclosure............................................ 46

10.               AFFIRMATIVE AND NEGATIVE COVENANTS.................... 46
      10.1        Taxes and Other Obligations........................... 46
      10.2        Corporate Existence and Good Standing................. 47
      10.3        Compliance with Law and Agreements.................... 47
      10.4        Maintenance of Property and Insurance................. 47
      10.5        Environmental Laws.................................... 47
      10.6        ERISA................................................. 48
      10.7        Mergers, Consolidations, Acquisitions, or Sales....... 48
      10.8        Distributions; Capital Changes........................ 48
      10.9        Transactions Affecting Collateral or Obligations...... 48
      10.10       Guaranties............................................ 48
      10.11       Debt.................................................. 49
      10.12       Prepayment............................................ 49
      10.13       Transactions with Affiliates.......................... 49
      10.14       [Intentionally Left Blank]............................ 49
      10.15       Business Conducted.................................... 49
      10.16       Liens................................................. 49
      10.17       Sale and Leaseback Transactions....................... 49
      10.18       New Subsidiaries...................................... 50
      10.19       Restricted Investments................................ 50
      10.20       [Intentionally Left Blank]............................ 50
      10.21       [Intentionally Left Blank............................. 50
      10.22       [Intentionally Left Blank] ........................... 50
      10.23       [Intentionally Left Blank]............................ 50
      10.24       [Intentionally Left Blank]............................ 50
      10.25       [Intentionally Left Blank]............................ 50
      10.26       [Intentionally Left Blank]............................ 50
      10.27       Adjusted Tangible Net Worth........................... 50
      10.28       [Intentionally Left Blank]............................ 51
      10.29       Purchase of Inventory by Subsidiaries................. 51
      10.30       Further Assurances.................................... 51

11.               CLOSING; CONDITIONS TO CLOSING........................ 51
      11.1        Conditions Precedent to Making of Loans on the
                         Closing Date................................... 51
                  Representations and Warranties; Covenants............. 51
                  Delivery of Document.................................. 52
                  [Intentionally Left Blank]............................ 52

                               TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                  PAGE

                  [Intentionally Left Blank]............................ 52
                  Termination of Liens.................................. 52
                  [Intentionally Left Blank]............................ 52
                  Environmental Compliance.............................. 52
                  Payment of Fees and Expenses.......................... 52
                  Required Approvals.................................... 52
                  No Material Adverse Change............................ 52
                  Adjusted Tangible Net Worth........................... 52
                  Financial Performance................................. 53
                  Proceedings .......................................... 53
                  Excess Availability................................... 53
                  Release From Prior Lender............................. 53
      11.2        Conditions Precedent to Each Loan..................... 53

12.               DEFAULT; REMEDIES..................................... 53
      12.1        Events of Default..................................... 53

13.               REMEDIES.............................................. 56

14.               TERM AND TERMINATION.................................. 57

15.               MISCELLANEOUS......................................... 58
      15.1        Cumulative Remedies; No Prior Recourse to Collateral.. 58
      15.2        No Implied Waivers.................................... 58
      15.3        Severability.......................................... 58
      15.4        Governing Law......................................... 58
      15.5        Consent to Jurisdiction and Venue; Service of Process. 58
      15.6        Waiver of Jury Trial.................................. 58
      15.7        [Intentionally Left Blank]............................ 59
      15.8        Survival of Representations and Warranties............ 59
      15.9        Other Security and Guaranties......................... 59
      15.10       Fees and Expenses..................................... 59
      15.11       Notices............................................... 60
      15.12       Indemnification....................................... 61
      15.13       Waiver of Notices..................................... 62
      15.14       Binding Effect; Assignment............................ 62
      15.15       Modification.......................................... 62
      15.16       Counterparts.......................................... 62
      15.17       Captions.............................................. 62

                               TABLE OF CONTENTS
                                    (cont'd)

SECTION                                                                  PAGE

      15.18       Right of Set-Off...................................... 63
      15.19       Participating Lender's Security Interests............. 63

                  LOAN AND SECURITY AGREEMENT, dated as of October 31, 1996, by and between BANKAMERICA BUSINESS CREDIT, INC., with offices at 40 East 52nd Street, New York, New York (the "Lender"), and THE COSMETIC CENTER, INC. (the "Borrower" or "CCI"), with offices at 8839 Greenwood Place, Savage, Maryland.

                              W I T N E S S E T H

                  WHEREAS, the Borrower has requested the Lender to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $25,000,000, which extensions of credit the Borrower will use to refinance certain debt outstanding under the Borrower's existing credit facility and for the working capital needs and general business purposes of the Borrower and the Guarantors (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

      1.          DEFINITIONS.  As used herein:

                  "Accounts" means all of the Borrower's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                  "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                  "Adjusted Tangible Assets" means all of CCI's assets on a consolidated basis except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets constituting Intercompany Accounts; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

                  "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of CCI at such date prepared in accordance with GAAP less (b) the amount at which CCI's consolidated liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

                  "Affiliate" means, with respect to the Borrower or any
Guarantor: (a) a Person which, directly or indirectly, controls, is controlled by, or is under common control with, the Borrower or a Guarantor; (b) a Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Borrower or a Guarantor; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower or a Guarantor. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Anniversary Date" means each anniversary of the Closing Date.

                  "Applicable Margin" means (i) with respect to Reference Rate Loans and all other obligations (other than LIBOR Rate Loans), one half of one percentage point (0.50%) and (ii) with respect to LIBOR Rate Loans, two percentage points (2.00%).

                  "Assigned Contracts" means, collectively, all of the rights and remedies under, and all moneys and claims for money due or to become due to the Borrower or any Guarantor under, any material contracts and any and all amendments, supplements, extensions, and renewals thereof, including, without limitation, all rights and claims of the Borrower or the relevant Guarantor now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or
(d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                  "Availability" means, at any time:

                              (a) the lesser of (i) $25,000,000 or (ii) the
Borrowing Base at such time; minus

                              (b) the sum of (i) the Outstanding Credit at such
time, (ii) reserves, if any, for accrued interest on the Obligations of the Borrower, (iii) the Environmental Compliance Reserve, if any (iv) the Rental Reserve, if any, established by the Lender pursuant to Section 7.2 and (v) all other reserves which the Lender deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account, including, without limitation, reserves for Inventory shrinkage, gift certificates, manufacturers coupons, or any amounts which the Lender may be obligated to pay in the future for the account of the Borrower or any Guarantor.

                  "Bank" means Bank of America National Trust and Savings Association in San Francisco, California.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lender to the Borrower.

                  "Borrowing Base" means 50% of the value, at the lower of moving average weighted cost or market, of all Eligible Inventory plus, without duplication, 50% of the undrawn face amount of Letters of Credit issued or caused to be issued by the Lender for the account of the Borrower for the purchase of goods which will become Eligible Inventory.

                  "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York or San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Expenditures" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

                  "Capital Lease" means any lease of Property by the Borrower or any Guarantor that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower or such Guarantor.

                  "Closing Date" means the date of this Agreement, being the date first above written.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" has the meaning given to such term in Section
7.1.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety, or environment, or any constituent of any such substance or waste.

                  "Conversion/Continuation Date" has the meaning given to such term in Section 3.2(b).

                  "Debt" means all liabilities, obligations and indebtedness of the Borrower or any Guarantor to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without limitation, (a) the liabilities and obligations of the Borrower or such Guarantor to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on the Property of the Borrower or a Guarantor, even though the Borrower or such Guarantor shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower or such Guarantor prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower or such Guarantor, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower or such Guarantor prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; and (g) deferred taxes.

                  "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

                  "DOL" means the United States Department of Labor or any successor department or agency.

                  "Eligible Inventory" means Inventory of the Borrower and each Guarantor, valued at the lower of moving average weighted cost basis or market, that constitutes first quality finished goods and that: (a) is owned by the Borrower or any Guarantor and with respect to which the Borrower or such Guarantor has good and marketable title; (b) is not, in the Lender's reasonable opinion, slow moving, excess, obsolete or unmerchantable; (c) is located at Premises owned or leased by the Borrower or such Guarantor or on Premises otherwise reasonably acceptable to the Lender; (d) is subject to the Lender's first priority perfected security interest other than Permitted Liens described in clauses (c), (d) and (l) of the definition of Permitted Liens; (e) is not work-in-process, spare parts, packaging and shipping materials, supplies, billand-hold Inventory, defective Inventory, or Inventory delivered to the Borrower or such Guarantor on consignment; and (f) the Lender, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish after the Closing Date and of which Lender has given the Borrower at least three Business Days' notice. There shall in any event be excluded from Eligible Inventory (i) any goods returned by customers of the Borrower or the relevant Guarantor that are determined by the Borrower or the Lender to be unsalable in the ordinary course of business or held for return to vendors, (ii) any goods that are intended to be given to customers without charge and (iii) goods in transit to the Borrower or the relevant Guarantor from a third party. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

                  "Environmental Compliance Reserve" means all reserves which the Lender from time to time establishes after the Closing Date (and of which the Lender has given the Borrower at least three Business Days' notice) for amounts that are reasonably required to be expended in order for the operations and Property of the Borrower or any Guarantor to comply with Environmental Laws or in order to correct any violation (disclosed to or discovered by the Lender after the Closing Date) of Environmental Laws by the Borrower or a Guarantor or the Borrower's or a Guarantor's operations or Property.

                  "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the business and facilities of the Borrower or the relevant Guarantor (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. ss. 466 et seq., as amended; the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation environmental regulations.

                  "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with CCI within the meaning of Section 414(b) or Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means, with respect to the Borrower or any Guarantor, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001 (a)(2) of ERISA) subject to Section 4063 of ERISA;
(c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or a Guarantor or any ERISA Affiliate under Section 4203 or Section 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under

Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA.

                  "Event" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

                  "Event of Default" has the meaning specified in Section 12.1.

                  "Existing Debt" means all Debt owing under or in connection with the loan provided under the Revolving Loan Promissory Note, dated as of March 29, 1996, between CCI and the Prior Lender.

                  "Facility Fee" has the meaning specified in Section 3.4.


                  "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-l, or any financial statements required to be given to the Lender pursuant to Section 8.2(a), Section 8.2(b), and Section 8.2(c), or any combination thereof.

                  "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on September 26, 1997.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.

                  "Guarantor" means any of Susan Kay Cosmetics, Inc., Anita Jean Cosmetics, Inc., Adam Michael Cosmetics, Inc., Courtney Brooke, Inc., Dumond Distribution, Inc., or M. Steven Cosmetic Company, Inc.

                  "Guarantor Collateral" means the Collateral described in the Security Agreements.

                  "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the

"guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

                  "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower or any Guarantor from, which are due from the Borrower or any Guarantor to, or which otherwise arise from any transaction by the Borrower or any Guarantor with, any Affiliate.

                  "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which a Reference Rate Loan is converted into a LIBOR Rate Loan or a LIBOR Rate Loan is continued as such a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                              (i) if any Interest Period would otherwise end on
                  a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                              (ii) any Interest Period pertaining to a LIBOR
                  Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                              (iii) there shall be no more than five different
                  Interest Periods in effect at any one time; and

                              (iv) no Interest Period shall extend beyond the
                  Stated Termination Date or any renewal term.

                  "Inventory" means all of the now owned and hereafter acquired inventory, goods and merchandise of the Borrower and each Guarantor, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the business of the Borrower or the relevant Guarantor or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and such merchandise and all documents of title or other documents representing them.

                  "IRS" means the Internal Revenue Service or any successor agency.

                  "Latest Projections" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to Section 8.2(f), the projections of the Borrower's monthly financial condition, results of operations, and cash flow for the three-year period ending September 30, 1999 on a consolidated basis, attached hereto as Exhibit B-3; and (b) thereafter, the projections most recently received by the Lender pursuant to Section 8.2(f);

                  "Letter of Credit" has the meaning specified in Section 2.3.

                  "Letter of Credit Fee" has the meaning specified in Section
3.7.

                  "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan, but no less frequently than monthly.

                  "LIBOR Interest Rate Determination Date" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

                  "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1.0%) determined as follows:

                                     LIBOR
      LIBOR Rate  =  ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

      Where,

                              "Eurodollar Reserve Percentage" means for any day
                  for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (applicable to the Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                              "LIBOR" means the rate of interest per annum
                  (rounded upward to the next 1/16 of 1%) notified to the Lender by the Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by the Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "LIBOR Rate Loan" means a Loan during any period in which it bears interest based on the LIBOR Rate.

                  "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

                  "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

                  "Loan and Loans" means all loans and advances provided for in
Section 2. The terms Loans and Revolving Loans are used herein interchangeably.

                  "Loan Documents" means this Agreement, the Payment Guaranty, the Security Agreements, the Trademark Security Agreements, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Guarantor Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which CCI or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six years obligated to make contributions.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(b).

                  "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

                  "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Lender under or in connection with the Letters of Credit.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of the Lender, such taxes (including, without limitation, income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

                  "Outstanding Credit" means, at any time, the sum of (a) the aggregate outstanding principal amount of the Loans at such time made to the Borrower plus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time issued for the account of the Borrower plus (c) the aggregate amount of all unpaid reimbursement obligations of the Borrower in respect of Letters of Credit issued for the account of the Borrower.

                  "Participating Lender" means any Person who shall have been granted the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

                  "Payment Account" means each bank account established pursuant to Section 7.10, to which the funds of the Borrower and the Guarantors (including, without limitation, Proceeds of Accounts, other Collateral and Guarantor Collateral) are deposited or credited, subject to a written agreement between the Borrower, the Lender and the bank at which such account is maintained, on terms acceptable to the Lender.

                  "Payment Guaranty" means the Continuing Guaranty, dated as of the date hereof, executed and delivered by each Guarantor to the Lender to guarantee the obligations of the Borrower hereunder.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                  "Pending Loans" means, at any time, the aggregate principal amount of all Loans requested in any Notice(s) of Borrowing received by the Lender which have not yet been advanced.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which CCI or an ERISA Affiliate sponsors or maintains or to which it makes, is making, or is obligated to make contributions or, in the case of a

Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

                  "Permitted Liens" means: (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $100,000 being contested in good faith by appropriate means or proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender; (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of CCI or any of its Subsidiaries and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper means or proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect; (d) Liens in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of the business of the Borrower or any Guarantor; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the Borrower or any Guarantor and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposit for surety or appeal bonds in the ordinary course of business of the Borrower or any Guarantor; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower or any Guarantor is in good faith prosecuting an appeal or proceeding for a review, and in respect of which no execution may be had or a stay of execution pending such appeal or proceeding for review has been secured; (h) Liens with respect to the real estate which are exceptions to the commitments for title insurance issued in connection with any mortgages, as accepted by the Lender; (i) with respect to any Premises: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by the Borrower or any Guarantor or the value of the Lender's Security Interest therein, or materially interfere with the ordinary conduct of the business of the Borrower or any Guarantor; (j) purchase money security interests (other than in Inventory) and liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset is not prohibited under this Agreement, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset; (k) existing Liens set forth on
Schedule 10.16; (l) Liens which landlords of Premises may be entitled to assert against Inventory pursuant to statutory or common law; and (m) Liens on the Borrower's or any Guarantor's assets (other than Inventory) that do not in the aggregate exceed $10,000.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, Public Authority, or other entity.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any Guarantor or any ERISA Affiliate sponsors or maintains or to which the Borrower or any Guarantor or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Premises" means the land identified by addresses on Schedule
9.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower or any Guarantor has any interests on the Closing Date.

                  "Prior Lender" means NationsBank, N.A.

                  "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such products and proceeds, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Proprietary Rights" means all of the Borrower's and the Guarantors' now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including, without limitation, those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

                  "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

                  "Receivables" means all of the Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including, without limitation, Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

                  "Reference Rate" means the rate of interest publicly announced from time to time by the Bank as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                  "Reference Rate Loans" means the Reference Rate Revolving
Loans.

                  "Reference Rate Revolving Loans" means a Revolving Loan during any period in which it bears interest based on the Reference Rate.

                  "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

                  "Rental Reserve", with respect to any lease of real estate by the Borrower or any Guarantor, shall mean, as of any date, an amount equal to the next three months of Rental that would be payable by the Borrower or such Guarantor under such lease.

                  "Rental" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, prepaid taxes, utility and maintenance costs, and insurance premiums.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

                  "Restricted Investment" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrower or any Guarantor, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower or any Guarantor; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with, a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; (f) interest rate cap agreements; (g) interest rate swap agreements entered into on a basis consistent with past practices and having, in the aggregate, a settlement risk not in excess of $100,000; (h) that certain Certificate of Deposit of NationsBank, N.A. in the face amount of $5,000; and
(i) transfers of Inventory or other property between CCI and the Guarantors consistent with past practices.

                  "Reversions" means any funds which may become due to the Borrower or any Guarantor in connection with the termination of any Plan or other employee benefit plan.

                  "Revolving Loans" has the meaning specified in Section 2.2.

                  "Security Agreements" means the Security Agreements, each dated as of the date hereof, executed and delivered by each Guarantor to the Lender to evidence and perfect the Lender's security interest in the Guarantor Collateral described therein.

                  "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

                  "Solvent" shall mean when used with respect to any Person that: (a) the fair value of all its Property is in excess of the total amount of its debts (including, without limitation, contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

                  "Stated Termination Date" means October 31, 1999.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

                  "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including, without limitation, income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

                  "Total Facility" has the meaning specified in Section 2.1.

                  "Trademark Security Agreements" means the Trademark Security Agreements, each dated as of the date hereof, executed and delivered by the Borrower and Courtney Brooke, Inc. to the Lender.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "Unused Line Fee" has the meaning specified in Section 3.1(c).

                  "Weinstein Family" means Anita J. Weinstein; Mark S. Weinstein and each member of his immediate family; Susan K. Magenheim and each member of her immediate family; and trusts the primary beneficiaries of which are one or more of the foregoing individuals.

                  Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as is used in the preparation of the Financial Statements.

                  Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders. Unless the context indicates otherwise, all section and schedule references herein are to Sections hereof and Schedules hereto, respectively.

      2.          LOANS AND LETTERS OF CREDIT.

                  2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender shall make available a total credit facility in the aggregate amount of $25,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of: a revolving line of credit up to the limits of the Availability, consisting of revolving loans and letters of credit as described in Sections 2.2 and 2.3.

                  2.2         Revolving Loans.

                              (a) The Lender shall, upon the Borrower's request
from time to time, make revolving loans (the "Revolving Loans") to the Borrower (subject to the Total Facility) up to the limits of the Availability. The Lender, in its discretion, may elect to make Revolving Loans or cause the issuance of Letters of Credit (as provided for in Section 2.3) in excess of the limits of the Availability on one or more occasions, but, if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability for the Borrower or to be obligated to exceed the limits of the Availability on any other occasion. If the sum of the outstanding Revolving Loans, the undrawn amount of outstanding Letters of Credit and any unpaid reimbursement obligations in respect of Letters of Credit exceeds the Availability (determined for this purpose as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. The Borrower may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so, and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans to and other Obligations of the Borrower to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

                              (b) Procedure for Borrowing.

                                    (i) Each Borrowing shall be made upon the
Borrower's irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (which notice must be received by the Lender prior to 11:00 a.m. (New York City time)) (1) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans, and (2) on the requested Funding Date, in the case of Reference Rate Loans, specifying:

                                    (A) the amount of the Borrowing;

                                    (B) the requested Funding Date, which shall
be a Business Day;

                                    (C) whether the Revolving Loans requested
are to be Reference Rate Revolving Loans or LIBOR Revolving Loans; and

                                    (D) the duration of the Interest Period if
the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing consisting of LIBOR Rate Loans, such Interest Period shall be one month; provided, however, that, with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Reference Rate Revolving Loans only.

                                    (ii) After giving effect to any Borrowing,
there may not be more than five different Interest Periods in effect.


                                    (iii) With respect to any request for
Reference Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, but the Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

                  2.3 Letters of Credit. (a) Subject to the terms and conditions of this Agreement, the Lender shall, upon the Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for the Borrower's account by the Lender or another issuer reasonably acceptable to the Borrower and the Lender (the "Letters of Credit"). The Lender will not cause to be issued any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $1,000,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from the Borrower to the Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than (A) 12 months from the date of issuance if such Letter of Credit is a standby Letter of Credit or (B) 180 days from the date of issuance if such Letter of Credit is a merchandise Letter of Credit. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit will be charged to the Borrower's loan account as Reference Rate Loans.

                              (b) Other Conditions.  In addition to being
subject to the satisfaction of the applicable conditions precedent contained in
Section 11, the obligation of the Lender to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

                                    (1) The Borrower shall have delivered to the
proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Lender and such proposed issuer; and

                                    (2) As of the date of issuance, no order of
any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                              (c)  Issuance of Letters of Credit.

                                    (1) Request for Issuance.  The Borrower
shall give the Lender two Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Lender is requested to cause to be issued.

                                    (2) No Extensions or Amendment.  The Lender
shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

                              (d) Payments Pursuant to Letters of Credit.

                                    (1) Payment of Letter of Credit Obligations.
The Borrower agrees to reimburse the issuer for any draw under any Letter of Credit immediately upon demand and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                                    (2) Reference Rate Loans to Satisfy
Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.3(d)(1), the Lender shall pay the issuer and such amount when paid shall constitute a Reference Rate Loan which shall be deemed to have been requested by the Borrower.

                              (e) Compensation for Letters of Credit.

                                    (1) Letter of Credit Fee.  The Borrower
agrees to pay to the Lender, with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.7.

                                    (2) Issuer Fees and Charges.  The Borrower
shall pay to the issuer of any Letter of Credit, or to the Lender for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by such issuer, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                              (f) Indemnification; Exoneration; Power of
Attorney.

                                    (1) Indemnification.  In addition to amounts
payable as elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith except to the extent arising from the willful misconduct or gross negligence of the Lender. The agreement in this Section 2.3(f)(1) shall survive payments of all Obligations.

                                    (2) Assumption of Risk by the Borrower.  As
between the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit other than risks arising from the gross negligence or willful misconduct of the Lender. In furtherance and not in limitation of the foregoing and to the extent not arising from the willful misconduct or gross negligence of the Lender, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the

Lender, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 2.3.

                                    (3) Exoneration.  In furtherance and
extension, and not in limitation, of the specific provisions set forth above, no action taken or omitted by the Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall put the Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder.

                                    (4) Power of Attorney.  In connection with
all Inventory financed by Letters of Credit, the Borrower hereby appoints the Lender, or the Lender's designee, as the Borrower's attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Lender's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Lender's name, any order, sale, or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Lender to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Lender nor its designee, as the Borrower's attorney, shall be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law, except for willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                                    (5) Account Party.  The Borrower hereby
authorizes and directs any issuer of a Letter of Credit to name the Borrower as the "account party" therein, to deliver to the Lender all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                                    (6) Control of Inventory.  In connection
with all Inventory financed by Letters of Credit, the Borrower shall, at the Lender's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver them to the Lender and/or subject to the Lender's order and, if they shall come into the Borrower's possession, the Borrower shall deliver them, upon request, to the Lender in their original form. The Borrower shall also, at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                              (g) Supporting Letter of Credit; Cash Collateral.
If, notwithstanding the provisions of this Section 2.3 and Section 14, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Lender, at its discretion, with respect to each Letter of Credit then outstanding, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender with respect thereto, or (B) cash in amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.


      3.          INTEREST AND OTHER CHARGES.

                  3.1         Interest.

                              (a) All outstanding Obligations shall bear
interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Section 3.1 (a)(i) or Section 3.1(a)(ii), as applicable, but not to exceed the Maximum Rate referred to in Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

                                    (i) For all Reference Rate Loans and other
Obligations (other than LIBOR Rate Loans), at a fluctuating per annum rate equal to the Reference Rate plus the Applicable Margin; and

                                    (ii) For all LIBOR Rate Loans, at a per
annum rate for each Interest Period therefor equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

      Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. All interest shall be payable to the Lender on the first day of each month hereafter.

                              (b) If any Event of Default occurs, then, from the
date such Event of Default occurs until it is cured, or, if not cured, until all Obligations are paid and performed in full, the Borrower shall pay interest on the unpaid principal balances of the Revolving Loans at a per annum rate 2% greater than the rate of interest otherwise specified herein, and the Letter of Credit Fee shall be increased to three and one-half percent (3.50%) per annum.

                              (c) Unused Line Fee.  For every month during the
term of this Agreement, the Borrower agrees to pay the Lender a fee (the "Unused Line Fee") in an amount equal to one-quarter of one percent (.25%) per annum (i.e., 1/12 of .25% per month), multiplied by the average daily amount by which the Total Facility exceeds the sum of (i) the average daily outstanding amount of Revolving Loans and (ii) the undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be financed by the Lender as a Revolving Loan to the Borrower, shall be calculated on the basis of a year of 360 days and actual days elapsed and shall be payable to the Lender on the first day of each month with respect to the prior month.

                  3.2         Conversion and Continuation Elections.

                              (a) The Borrower may, upon irrevocable written
notice to the Lender in accordance with Section 3.2(b):

                                    (i) elect, as of any Business Day, in the
      case of Reference Rate Loans to convert any such Loans (or any part thereof) into LIBOR Rate Loans; or

                                    (ii) elect, as of the last day of any
      Interest Period applicable thereto, to continue to maintain as LIBOR Rate Loans any LIBOR Rate Loans to the Borrower having Interest Periods expiring on such day;

provided that the Borrower may not make such election if any LIBOR Rate Loans resulting from such election would be in an amount less than $4,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that, if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $4,000,000, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                              (b) The Borrower shall deliver a notice ("Notice
of Conversion/Continuation") to be received by the Lender not later than 11:00 a.m. (New York City time) at least three Business Days in advance of the date of conversion or continuation (the "Conversion/Continuation Date") if the Loans are to be converted into or continued as LIBOR Rate Loans, and specifying:

                                    (A) the proposed Conversion/Continuation
Date;

                                    (B) the aggregate amount of Loans to be
converted or continued;

                                    (C) the type of Loans resulting from the
proposed conversion or continuation; and

                                    (D) the duration of the requested Interest
Period.

                              (c) If, upon the expiration of any Interest Period
applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans or, if any Event or Event of Default then exists and the Lender shall have given notice that no Libor Rate Loans will be made available, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

                              (d) During the existence of an Event or Event of
Default, the Lender may give the Borrower notice that no LIBOR Rate Loans will be made available to the Borrower and the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                              (e) After giving effect to any conversion or
continuation of Loans, there may not be more than five different Interest Periods in effect.

                  3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest that would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued by the Borrower under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received from the Borrower interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations of the Borrower other than interest, in the inverse order of maturity, and, if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

                  3.4 Facility Fee. The Borrower agrees to pay the Lender on the Closing Date a facility fee in the aggregate amount of $93,750 (the "Facility Fee"). The Lender acknowledges that it received $75,000 of the Facility Fee prior to the Closing Date. The Lender and the Borrower agree that as of the Closing Date the Facility Fee shall be financed by the Lender as a Revolving Loan to the Borrower.

                  3.5         [Intentionally Left Blank].

                  3.6.        [Intentionally Left Blank].

                  3.7 Letter of Credit Fee. The Borrower agrees to pay to the Lender a fee (the "Letter of Credit Fee") equal to one and one-half percent (1.50%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lender to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be financed by the Lender as a Revolving Loan to the Borrower and shall be computed on the basis of a 360-day year for the actual number of days elapsed.

      4.          PAYMENTS AND PREPAYMENTS.

                  4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero).

                  4.2         [Intentionally Left Blank].

                  4.3         [Intentionally Left Blank].

                  4.4         [Intentionally Left Blank].

                  4.5 Place and Form of Payments; Extension of Time. All payments by the Borrower of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.11. Except for Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. Subject to the provisions set forth in the definition of "Interest Period", if any payment by the Borrower of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

                  4.6 Application and Reversal of Payments. During the continuation of an Event of Default, the Lender may determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. During the continuation of an Event of Default, the Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

                  4.7 INDEMNITY FOR RETURNED PAYMENTS. IF, AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, AN IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE, THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER, AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

      5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. Within 20 days after the end of each calendar month, the Lender shall provide to the Borrower a monthly statement of Loans, payments, and other transactions of the Borrower pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within 45 days after such statement is given or deemed given as provided in Section 15.11. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed.

      6.          TAXES, YIELD PROTECTION AND ILLEGALITY

                  6.1         Taxes.

                              (a) Any and all payments by the Borrower to the
Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

                              (b) The Borrower agrees to indemnify and hold
harmless the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including, without limitation, penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 45 days after the date the Lender makes written demand therefor.

                              (c) If the Borrower shall be required by law to
deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                                    (i) the sum payable shall be increased as
necessary so that after making all required deductions and withholdings (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                                    (ii) the Borrower shall make such deductions
and withholdings;

                                    (iii) the Borrower shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                                    (iv) the Borrower shall also pay to the
Lender, at the time interest is paid, all additional amounts which the Lender specifies as being necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                              (d) Within 30 days after the date of any payment
by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

                  6.2 Illegality. (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exists.

                              (b) If the Lender determines that it is unlawful
to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Rate Loans then outstanding, together with interest accrued thereon and amounts required under Section 6.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required so to prepay any LIBOR Rate Loan, then, concurrently with such prepayment, the Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Loan.

                  6.3 Increased Costs and Reduction of Return. (a) If the Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Lender, such additional amounts as are sufficient to compensate the Lender for such increased costs.

                              (b) If the Lender shall have determined that (i)
the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Borrower, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3.

                  6.4 Funding Losses. The Borrower shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                              (a) the failure of the Borrower to make on a
timely basis any payment of principal of any LIBOR Rate Loan;

                              (b) the failure of the Borrower to borrow,
continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                              (c) the prepayment or other payment (including,
without limitation, after acceleration thereof) by the Borrower of any LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including, without limitation, any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

                  6.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by the Borrower. If the Borrower does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

                  6.6 Survival. The agreements and obligations of the Borrower in this Section 6 shall survive the payment of all other Obligations.

      7.          COLLATERAL.

                  7.1         Grant of Security Interest.

                              (a) As security for the Obligations, the Borrower
hereby grants to the Lender a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located: (i) all Receivables, Inventory, Assigned Contracts, Proprietary Rights, and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of the Borrower's deposit accounts with any financial institutions with which the Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Assigned Contracts, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, together with all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

                              (b) [Intentionally Left Blank].

                              (c) All Obligations shall be secured by all of the
Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

                  7.2         Perfection and Protection of Security Interest.
The Borrower shall, at its expense, perform all steps requested in good faith by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest, including, without limitation: (a) executing and recording of the Trademark Security Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (c) delivering to the Lender upon request warehouse receipts covering any portion of the Collateral located in warehouses and for which negotiable warehouse receipts are issued; (d) executing and delivering to the Lender upon request a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (e) delivering to the Lender upon request all letters of credit on which the Borrower or a Guarantor is named beneficiary; and (f) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral or Guarantor Collateral is at any time in the possession or control of any warehouseman, any bailee or any agent of the Borrower or any Guarantor or processors, then the Borrower shall notify (or cause the relevant Guarantor to notify) the Lender thereof and shall notify such Person of the Lender's security interest in such Collateral and Guarantor Collateral, as the case may be, and, upon the Lender's request, instruct such Person to hold all such Collateral and Guarantor Collateral, as the case may be, for the Lender's account subject to the Lender's instructions. If at any time any Collateral or Guarantor Collateral is located on any Premises that are not owned by the Borrower or any Guarantor, then the Borrower shall request (or cause the relevant Guarantor to request) written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral and Guarantor Collateral, as the case may be; provided, however, if such waivers are not obtained by the 90th day after the Closing Date, the Lender, in its discretion, may, thereafter, establish a Rental Reserve with respect to such Premises. The Lender shall give the Borrower three Business Days' notice of the establishment of any Rental Reserve, by location. From time to time, the Borrower shall, upon the Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                  7.3 Location of Collateral. The Borrower represents and warrants to the Lender that: (a) Schedule 7.3 hereto is a correct and complete list of the Borrower's and each Guarantor's chief executive office, the location of the books and records of the Borrower and each Guarantor, the locations of the Collateral of the Borrower and Guarantor Collateral of each Guarantor, and the locations of all of its and each Guarantor's other places of business and (b) Schedule 7.3 correctly identifies any of such facilities and locations that are not owned by the Borrower or any Guarantor and sets forth the names of the owners and lessors or sub-lessors of such facilities and locations. The Borrower covenants and agrees that it will not (and each Guarantor will not) maintain any Collateral or Guarantor Collateral, as the case may be, at any location other than (a) those listed on Schedule 7.3 and (b) those with respect to which the Borrower has given notice to the Lender, has executed (or has caused the relevant Guarantor to execute) any and all financing statements and other documents that the Lender has required in connection therewith, and has filed same in the appropriate places and within the time periods indicated by the Lender. The Borrower shall give the Lender written notice 10 days prior to the opening or closing of any store by the Borrower or any Guarantor.

                  7.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Lender with respect to Collateral owned by the Borrower that: (a) except for sales or transfers of Inventory in the ordinary course of business, all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for the Liens described in
(b), (c), (d), (e), (f), (h), (i), (j), (k) and (l) of the definition of Permitted Liens; (c) the Borrower will use, store, and maintain such Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of such Collateral or any portion thereof, except for sales or transfers of Inventory in the ordinary course of business. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                  7.5 Appraisals. Whenever an Event of Default exists, the Borrower shall, at its expense and upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral and Guarantor Collateral from an appraiser reasonably acceptable to Lender. Notwithstanding the foregoing, the Lender may obtain once during each calendar year, at Lender's expense, appraisals or updates thereof of any or all of the Collateral owned by the Borrower.

                  7.6 Access and Examination. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect the Borrower's or any Guarantor's records, files, and books of account and the Collateral and Guarantor Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower shall deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time during the continuation of an Event of Default, at Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver the copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest. During the continuation of an Event of Default, the Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

                  7.7 Insurance. The Borrower shall insure the Collateral and Guarantor Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. The Borrower shall also maintain flood insurance for Inventory located on real estate, in the event of a designation of the area in which real estate is located as a "flood prone" or a "flood risk area" (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with SFHA requirements of the National Flood Insurance Program as set forth therein. Upon the Lender's request, the Borrower shall also maintain flood insurance for such Inventory as is located at any time in an SFHA. The Borrower shall cause the Lender to be named in each such policy as a secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral or Guarantor Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon the Lender's request, all fees incurred by the Lender to determine whether any of the real estate and other Collateral or Guarantor Collateral is located in an SFHA. The Borrower shall also pay all premiums for such insurance when due and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to Borrower's loan account as a Reference Rate Loan. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or Guarantor Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations in such order as the Lender determines or at the Lender's option may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral or Guarantor Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

                  7.8 Collateral Reporting. The Borrower shall provide the Lender with the following documents (which shall include the Borrower and each Guarantor) at the following times in form satisfactory to the Lender: (a) on a weekly basis as of the end of the Borrower's fiscal week, a report of the inventory balance (by location) based on the perpetual inventory reports no later than four Business Days following the end of such fiscal week; (b) monthly agings of accounts receivable no later than the 10th day of the following month;
(c) monthly departmental inventory reports, no later than the 10th day of the following month; (d) monthly agings of accounts payable, no later than the 10th day of the following month; (e) a monthly Sales to Gross Margin analysis report by location (including, without limitation, summary information regarding the results of cycle counts of Inventory), prepared in a manner consistent with the Borrower's past practices, no later than the 30th day of the following month;
(f) upon reasonable request, additional cycle count information (including, without limitation, work papers and other back-up information), copies of purchase orders, invoices, and delivery documents for Inventory acquired by the Borrower or any Guarantor; (g) on or before the fourth Business Day of each week, a Borrowing Base Certificate in the form of Exhibit C, as of the last Business Day of the prior week; (h) such other reports as to the Collateral as the Lender shall reasonably request from time to time; and (i) certificates of an officer of the Borrower or the relevant Guarantor certifying as to the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

                  7.9         [Intentionally Left Blank].

                  7.10        Collection of Accounts; Payments.

                              (a) The Borrower shall, at its own cost and
expense, cause all Proceeds received by the Borrower or any Guarantor on account of Accounts, Inventory and other Collateral or Guarantor Collateral, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise (referred to herein as "Payments"), to be deposited not less often than once each Business Day in a Payment Account (either directly or following deposit thereof in a deposit account maintained or established by the Borrower at a bank acceptable to the Lender). The bank at which a Payment Account is maintained shall execute and deliver to the Lender such agreements, in form and substance mutually satisfactory to the Lender and the Borrower, as the Lender shall request with respect to such accounts, including, without limitation, with respect to prohibitions on the Borrower, upon notice from the Lender to the bank, withdrawing funds from such accounts or otherwise directing or modifying actions with respect to such accounts, and, providing that, upon notice from the Lender to such bank, all funds deposited into such account shall be transferred directly to the Lender on a daily basis; provided, however, the Lender may give such notice or notices only if an Event of Default is continuing or if Availability (without giving effect to any Rental Reserve) is less than

$3,000,000. The Lender or the Lender's designee may, at any time during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Lender and of the Lender's security interest therein and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. Upon the written request of the Lender, the Borrower agrees to provide to the Lender a complete and accurate list of all bank accounts maintained by Borrower and any Guarantor with any bank or other financial institution.

                              (b) [Intentionally Left Blank].

                              (c) All payments received by the Lender on account
of Accounts or as proceeds of other Collateral, or Guarantor Collateral, shall be credited to the Borrower's loan account with the Lender, shall be the Lender's sole property and, if received in the Lender's account by 2:00 p.m. (New York City time) on any day, shall be credited to the Borrower's loan account (conditional upon final collection) on such day. Notwithstanding the foregoing, all payments shall be deemed to be credited to the Borrower's loan account immediately upon receipt for purposes of determining (i) Availability and (ii) the Unused Line Fee whether or not received before or after 2:00 p.m. (New York City time).

                              (d) In the event that the Borrower repays all of
the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral or Guarantor Collateral under the Security Agreements, such payment will be credited (conditional upon final collection) to the Borrower's loan account immediately upon receipt if received in the Lender's account by 2:00 p.m. (New York City time)

                  7.11 Inventory. The Borrower represents and warrants to the Lender that all of the Inventory is and will be held for sale or lease, or is to be furnished in connection with the rendition of services in the ordinary course of the Borrower's business, and is and will be fit for such purposes. The Borrower shall keep the Inventory in good and marketable condition, at the Borrower's own expense. The Borrower shall not, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory that the Borrower may produce will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower shall maintain, and shall cause each Guarantor to maintain, a perpetual inventory reporting system at all times. The Borrower shall conduct a physical count of the Inventory at least once per Fiscal Year and, if an Event of Default is continuing, at such other times as the Lender requests and shall promptly supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a weighted average cost basis, or market value). The Borrower shall not, without the Lender's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale on approval, consignment, or other such repurchase or return basis. Notwithstanding the foregoing, the Borrower may sell on a sale and return basis to retail customers.

                  7.12        [Intentionally Left Blank].

                  7.13 Assigned Contracts. Borrower shall fully perform all of its obligations under each of the Assigned Contracts and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment, provided, however, that the Borrower shall not take any action or fail to take any action with respect to the Assigned Contracts that would result in a waiver or other loss of any material right or remedy of the Borrower thereunder. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. Except in the ordinary course of business, the Borrower shall not, without the Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor. The Borrower shall notify the Lender in writing, promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a claim by the Borrower for indemnification under any of the Assigned Contracts and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. The Borrower shall remit directly to the Lender during the continuation of an Event of Default for application to the Obligations, in such order as the Lender determines, all amounts received by the Borrower as indemnification or otherwise pursuant to the Assigned Contracts. If the Borrower shall fail after the Lender's demand to pursue diligently any right under the Assigned Contracts, or if an Event of Default exists, then the Lender, subject to the terms and conditions of the Assigned Contracts, may directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender determines. All amounts thereby recovered by the Lender, after deducting the Lender's costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Lender determines. In any suit, proceeding or action brought by the Lender under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain obligated to observe and perform all of its respective duties and obligations under the Assigned Contracts and the Lender's exercise of any of its rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by the Lender thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

                  7.14 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

                  7.15 Right to Cure. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of the Borrower hereunder or any Guarantor under the Security Agreements to preserve, protect, maintain or enforce the Obligations, the Collateral, the Guarantor Collateral or the Security Interest, and which the Borrower or Guarantor fails to pay or do, including, without limitation, payment of any judgment against the Borrower or Guarantor (unless such judgment is being contested by the Borrower or Guarantor and no execution may be had or execution on such judgment has been stayed), any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral or Guarantor Collateral. All payments that the Lender makes under this Section 7.15 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Reference Rate Loan. Any payment made or other action taken by the Lender under this Section 7.15 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

                  7.16 Power of Attorney. The Borrower hereby appoints the Lender and the Lender's designees as the Borrower's attorney, with power:
(a) during the continuation of an Event of Default or if the notice described in
Section 7.10(a) has been given, to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) during the continuation of an Event of Default, to sign the Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors; (c) during the continuation of an Event of Default, to send requests for verification of Accounts to Account Debtors; and (d) during the continuation of an Event of Default, to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney in accordance with the foregoing provisions. Neither the Lender nor the attorney shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                  7.17 Lender's Rights, Duties, and Liabilities. While in possession or control of any Collateral, the Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, for any act or failure to act with respect to the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. In any event, the Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. During the continuation of an Event of Default, the Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

      8.          BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

                  8.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including, without limitation, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral. The Lender acknowledges that as of the Closing Date the Lender does not require any change in the detail, scope or form of the Borrower's books and records pertaining to the Collateral except as otherwise set forth in this Agreement.

                  8.2 Financial Information. The Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request. Without limiting the foregoing, CCI and its Subsidiaries shall furnish to the Lender, in such detail as the Lender shall request, the following:

                              (a) As soon as available, but in any event not
later than 90 days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, retained earnings, and cash flow and stockholders equity for CCI and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of CCI and its consolidated

Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by CCI and reasonably satisfactory to the Lender.

                              (b) As soon as available, but in any event not
later than 45 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of CCI and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expenses and cash flow for CCI and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of CCI and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct in all material respects by the chief financial or accounting officer of CCI subject to normal year-end adjustments.

                              (c) As soon as available, but in any event not
later than 30 days after the end of the first and second month of each fiscal quarter and 45 days after the end of the third month of each fiscal quarter, consolidated unaudited balance sheets of CCI and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expenses and cash flow for CCI and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of CCI and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct in all material respects by the chief financial or accounting officer of CCI subject to normal year-end adjustments.

                              (d) Promptly after filing, copies of all federal,
state and local tax returns for the Borrower and each Subsidiary.

                              (e) With each of the annual audited and quarterly
unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of the chief executive or chief financial officer of CCI (i) setting forth in reasonable detail the calculations required to establish that CCI was in compliance with its covenant set forth in Section 10.27 during the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower and each Guarantor contained in this Agreement and the other Loan Documents applicable to them are correct and complete as at the date of such certificate as if made at such time and (B) no Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action the Borrower or the relevant Guarantor has taken or proposes to take with respect thereto.

                              (f) No sooner than 90 days and no later than 30
days prior to the beginning of each Fiscal Year, consolidated projected balance sheets, statements of income and expense, and statements of cash flow for CCI and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                              (g) [Intentionally Left Blank]

                              (h) Promptly after their preparation, copies of
any and all proxy statements, financial statements, and reports which CCI makes available to its stockholders or the Securities and Exchange Commission.

                              (i) Promptly after filing with the PBGC, DOL, or
IRS, a copy of each annual report or other filing or notice filed with respect to each Plan of CCI or any ERISA Affiliate.

                              (j) Such additional information as the Lender may
from time to time reasonably request regarding the financial and business affairs of CCI or any Subsidiary, including, without limitation, projections of future operations on a consolidated basis.

                  8.3 Notices to Lender. The Borrower shall notify the Lender in writing of the following matters at the following times:

                              (a) Immediately after becoming aware of the
existence of any Event or Event of Default.

                              (b) Immediately after becoming aware that the
holder of any Debt has given notice or taken any action with respect to a claimed default or that the Weinstein Family or their Affiliates has given notice or taken any action with respect to a default concerning capital stock held by the Weinstein Family or their Affiliates.

                              (c) Immediately after becoming aware of any
material adverse change in the Property, business, operations, or condition (financial or otherwise) of the Borrower or any Guarantor.

                              (d) Immediately after becoming aware of any
pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the Guarantor Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents or the Property, business, operations or condition (financial or otherwise) of the Borrower or any Guarantor.

                              (e) Immediately after becoming aware of any
pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries.

                              (f) Immediately after becoming aware of any
violation of any law, statute, regulation, or ordinance of a Public Authority applicable to the Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the Guarantor Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Property, business, operations, or condition (financial or otherwise) of the Borrower or any Guarantor.

                              (g) Immediately after becoming aware of any
violation by the Borrower or any Guarantor of Environmental Laws or immediately upon receipt of any notice that a Public Authority has asserted that the Borrower or any Guarantor is not in compliance with Environmental Laws or that its compliance is being investigated.

                              (h) Thirty days prior to the Borrower or any
Guarantor changing its name.

                              (i) Immediately after becoming aware of any ERISA
Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the receipt by the Borrower or any Guarantor of any notice concerning the imposition of any withdrawal liability under
Section 4042 of ERISA with respect to withdrawal from a Multiemployer Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower or any Guarantor to any Pension Plan to which the Borrower or the Guarantor was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's any Guarantor's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect the Property, business, operations, or condition (financial or otherwise) of the Borrower or any Guarantor.

Each notice given under this Section 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower or the relevant Guarantor has taken or proposes to take with respect thereto.

      9.          GENERAL WARRANTIES AND REPRESENTATIONS.

                  The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

                  9.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower and each Guarantor has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents applicable to it, to incur the Obligations, and to grant the Security Interest. The Borrower and each Guarantor has taken all necessary corporate action to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents applicable to it. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with Borrower's and each Guarantor's execution, delivery, and performance of this Agreement and the other Loan Documents applicable to it, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and each Guarantor party thereto and each constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. The Borrower's and each Guarantor's execution, delivery, and performance of this Agreement and such other Loan Documents applicable to it do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the corporate charter or By-Laws of the Borrower or any of its Subsidiaries.

                  9.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral and the Guarantor Collateral in the Lender's favor, and such Liens will constitute perfected and continuing Liens on all the Collateral and the Guarantor Collateral, having priority over all other Liens on the Collateral and the Guarantor Collateral except for the Permitted Liens identified in Section 7.4, securing the Obligations, and enforceable against the Borrower, each Guarantor and all third parties.

                  9.3 Organization and Qualification. The Borrower and each Guarantor: (a) is duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5; (b) is qualified to do business as a foreign corporation and is in good standing in each State in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

                  9.4 Corporate Name; Prior Transactions. Neither the Borrower nor any of the Guarantors has during the five years ending on the Closing Date been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 9.4.

                  9.5 Subsidiaries and Affiliates. Schedule 9.5, as the same may be amended by written notice from the Borrower to the Lender from time to time, is a correct and complete list of the name and relationship to CCI of each and all of CCI's Subsidiaries and other

Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5, as so amended, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on
Schedule 9.5, as so amended, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business. Dumond Distribution, Inc. is an inactive corporation, having no material assets, liabilities or business operations. Courtney Brooke, Inc. has no material assets (other than trade names), liabilities or business operations.

                  9.6         Financial Statements and Projections.

                              (a) CCI has delivered to the Lender the audited
balance sheet and related statements of income, retained earnings, cash flow, and changes in stockholders equity for CCI as of September 25, 1995 and for the Fiscal Year then ended, accompanied by the report thereon of CCI's independent certified public accountants, Arthur Andersen LLP. CCI has also delivered to the Lender the unaudited balance sheet and related statements of income and cash flow for CCI as at June 28, 1996 and for the nine months then ended. Such financial statements are attached hereto as Exhibit B-1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly CCI's financial position as at the dates thereof and its results of operations for the periods then ended.

                              (b) The Latest Projections represent CCI's best
estimate of CCI's future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which CCI believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

                  9.7 Capitalization. As of the Closing Date, the only Persons who own beneficially (as such term is used under the securities laws of the United States) 10% or more of any class of stock or the voting power of CCI are the Weinstein Family and, according to a filing with the Securities and Exchange Commission, Brown Capital Management, Inc. CCI owns beneficially and of record 100% of all classes of stock of each Subsidiary listed on Schedule 9.5.

                  9.8 Solvency. The Borrower and its Subsidiaries are, on a consolidated basis, Solvent prior to and after giving effect to the making of each Revolving Loan and the issuance of Letters of Credit.

                  9.9 Debt. Neither the Borrower nor any Guarantor has any Debt, except (a) the Obligations applicable to it, (b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto,
(c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements, (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby, (e) Debt set forth on Schedule 9.9, and (f) other Debt not to exceed at any time outstanding $500,000.

                  9.10 Distributions. Since September 29, 1995 through the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of CCI.

                  9.11 Title to Property. Except for Property which the Borrower or any Guarantor leases, the Borrower and each Guarantor has good and marketable title in fee simple (subject to Permitted Liens) to the Premises indicated on Schedule 9.13 belonging to it and good, indefeasible, and merchantable title to all of its other Property material to the business and operations of the Borrower and such Guarantor, including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business. As of the Closing Date, neither the Borrower nor any Guarantor owns any Premises consisting of real property (excluding fixtures and improvements).

                  9.12 Adequate Assets. The Borrower and each Guarantor possesses adequate assets for the conduct of its business.

                  9.13 Real Property; Leases. Schedule 9.13, as the same may be amended by written notice from the Borrower to the Lender from time to time, is a correct and complete list of all real property, owned by the Borrower or any Guarantor, all leases and subleases of real or personal property, having a value in excess of $50,000 individually, by the Borrower or any Guarantor as lessee or sublessee, and all leases and subleases of real or personal property by the Borrower or any Guarantor as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists.

                  9.14 Proprietary Rights. Schedule 9.14, as the same may be amended by written notice from the Borrower to the Lender from time to time, is a correct and complete list of the Proprietary Rights of the Borrower and the Guarantors. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 9.14. To the best of the Borrower's knowledge, none of the Proprietary Rights in any material respect infringes on or conflicts with any other Person's Property, and no other Person's Property in any material respect infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 9.14 as belonging to the Borrower or any Guarantor constitute all of the Property of such type necessary to the current and anticipated future conduct of the Borrower and each Guarantor's business.

                  9.15 Trade Names and Terms of Sale. All trade names or styles under which the Borrower or any Guarantor will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 9.15, as the same may be amended by written notice from the Borrower to the Lender from time to time.

                  9.16 Litigation. Except as set forth on Schedule 9.16, as amended by written notice from the Borrower to the Lender from time to time, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or to the best of the Borrower's knowledge, any basis for any of the foregoing, which may materially and adversely affect the Collateral, the Guarantor Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Property, business, operations, or condition (financial or otherwise) of the Borrower or any Guarantor.

                  9.17 Restrictive Agreements. Neither the Borrower nor any Guarantor is a party to any contract or agreement, and none is subject to any charter or other corporate restriction, which affects the ability of the Borrower or any Guarantor to execute, deliver, and perform the Loan Documents applicable to it and repay the Obligations or which materially and adversely affects the Property, business, operations, or condition (financial or otherwise) of the Borrower or any Guarantor.

                  9.18 Labor Disputes. Except as set forth on Schedule 9.18, as amended by written notice from the Borrower to the Lender from time to time: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or their respective employees.

                  9.19        Environmental Laws.

                              (a) The Borrower and each Guarantor has to the
best of their knowledge complied in all material respects with all Environmental Laws applicable to its respective Premises and business, and neither the Borrower nor any Guarantor nor any of their respective present Premises or operations, nor their respective past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                              (b) The Borrower and each Guarantor have obtained
all permits necessary for its current operations under Environmental Laws, all such permits are in good standing, and the Borrower and each Guarantor is in compliance with all terms and conditions of such permits.

                              (c) To the best of the Borrower's knowledge,
neither the Borrower, any Guarantor, nor any of their respective predecessors in interest has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

                              (d) Neither the Borrower nor any Guarantor has
received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                              (e) To the best of the Borrower's knowledge, none
of the present or past operations of the Borrower or any Guarantor is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                              (f) Except as set forth in Schedule 9.19, to the
best of the Borrower's knowledge, there is not now, nor has there ever been, on or in the Premises:

                                    (i) any underground storage tanks or surface
impoundments,

                                    (ii) any asbestos containing material, or

                                    (iii) any polychlorinated biphenyls (PCB's)
used in hydraulic oils, electrical transformers or other equipment.

                              (g) Neither the Borrower nor any Guarantor has
filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                              (h) Neither the Borrower nor any Guarantor has
entered into any nego- tiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any Guarantor with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                              (i) To the best of the Borrower's knowledge, none
of the products distributed or sold by the Borrower or any Guarantor contains asbestos material.

                              (j) To the best of the Borrower's knowledge, no
Environmental Lien has attached to any Premises of the Borrower or any Guarantor.

                  9.20 No Violation of Law. Neither the Borrower nor any Guarantor is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the Guarantor Collateral, the repayment of the Obligations, the Lender's rights under the Loan

Documents, or the Property, business, operations, or condition (financial or otherwise) of the Borrower or any Guarantor.

                  9.21 No Default. Neither the Borrower or any Guarantor is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or any Guarantor is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the Guarantor Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Property, business, operations, or condition (financial or otherwise) of the Borrower or any Guarantor.

                  9.22        ERISA Compliance.

                              (a) Except as set forth on Schedule 9.22, as
amended by written notice from the Borrower to the Lender from time to time, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of CCI, nothing has occurred which would cause the loss of such qualification. The Borrower, each Guarantor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                              (b) There are no pending or, to the best knowledge
of the Borrower, threatened claims, actions or lawsuits, or actions by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the business or operations or the Borrower or any Guarantor. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the business or operations of the Borrower or any Guarantor.

                              (c) (i) Except as set forth on Schedule 9.22, as
amended by written notice from the Borrower to the Lender from time to time, no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability; (iii) neither the Borrower nor any Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or Section 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any Guarantor nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or Section 4212(c) of ERISA.

                  9.23 Taxes. The Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable.

                  9.24 Use of Proceeds. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G,T,U and X of the Board of Governors of the Federal Reserve System, 12 CFR, Chapter II. Neither the Borrower nor any Guarantor owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U or G and (b) none of the proceeds of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

                  9.25 Private Offerings. Neither the Borrower nor any Guarantor has, directly or indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than the Lender. The Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Loans or any part thereof for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

                  9.26 Broker's Fees. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

                  9.27 No Material Adverse Change. No material adverse change has occurred in the Property, business, operations, or conditions (financial or otherwise) of the Borrower or any Guarantor since the date of the Financial Statements delivered to the Lender.

                  9.28 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrower or any Guarantor hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

      10. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrower covenants that, so long as any of the Obligations remains outstanding or this Agreement is in effect:

                  10.1 Taxes and Other Obligations. CCI and each of its Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that CCI and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate means or proceedings diligently pursued.

                  10.2 Corporate Existence and Good Standing. CCI and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

                  10.3 Compliance with Law and Agreements. Except as otherwise specifically provided in this Agreement, CCI and each of its Subsidiaries shall comply in all material respects with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each material contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

                  10.4 Maintenance of Property and Insurance. CCI and each of its Subsidiaries shall: (a) maintain in all material respects all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

                  10.5 Environmental Laws. CCI and each of its Subsidiaries shall in all material respects conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to CCI's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. CCI shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the Lender pursuant to Section 8.3(g) and the Lender determines such alleged violations or potential non-compliance is or could reasonably be expected to be material, CCI shall, at the Lender's request and CCI's expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where CCI's noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or CCI's response thereto or the estimated costs thereof, shall change.

                  10.6 ERISA. CCI and each of its Subsidiaries shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in compliance with Section 401(a) of the Code. CCI and each of its Subsidiaries shall cause each Plan to be administered in all material respects in compliance with ERISA.


                  10.7        Mergers, Consolidations, Acquisitions, or Sales.
Neither CCI nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except, (i) the merger of a Guarantor with and into the Borrower with the Borrower as the surviving entity; and (ii) in the ordinary course of business, sales of Inventory, obsolete or worn-out Equipment, or Equipment which is no longer necessary for the conduct of its business; provided, however, CCI may execute and deliver a merger agreement contemplated by that certain Letter of Intent dated October 1, 1996 between CCI, certain members of the Weinstein Family, Revlon Consumer Products Corporation and Prestige Fragrance & Cosmetic, Inc. (pursuant to which CCI would be the surviving entity) but shall not consummate the transactions contemplated by such Letter of Intent and such merger agreement without the prior written consent of the Lender.

                  10.8 Distributions; Capital Changes. Neither CCI nor any of its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to CCI by a Subsidiary wholly-owned by CCI or (b) make any change in its capital structure which could reasonably be expected to materially and adversely affect the repayment of the Obligations; provided, however, CCI may execute and deliver a merger agreement contemplated by that certain Letter of Intent dated October 1, 1996 between CCI, certain members of the Weinstein Family, Revlon Consumer Products Corporation and Prestige Fragrance & Cosmetic, Inc. (pursuant to which CCI would be the surviving entity) but shall not consummate the transactions contemplated by such Letter of Intent and such merger agreement without the prior written consent of the Lender. Nothing contained in Section 10.7 or this
Section 10.8 shall constitute or be deemed to be a waiver of any other term, covenant or provision of this Agreement in connection with CCI entering into such merger agreement.

                  10.9        Transactions Affecting Collateral or Obligations.
Neither CCI nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral, the Guarantor Collateral or the Borrower's ability to repay the Obligations.

                  10.10 Guaranties. Neither CCI nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (i) the Payment Guaranty and other Guaranties in favor of the Lender and endorsements of instruments for deposit, (ii) Guaranties by the Borrower or any Guarantor of the obligations of the Borrower or any Guarantor in the ordinary course of business, consistent with past practices or (iii) the guarantee of any Debt permitted by Section 9.9.

                  10.11 Debt. Neither CCI nor any of its Subsidiaries shall incur or maintain any Debt in excess of $500,000 in the aggregate at any time outstanding, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers, landlords and employees incurred in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit B-l;
(d) Capital Expenditures; (e) Taxes; and (f) Debt set forth in Schedule 9.9.

                  10.12 Prepayment. Neither CCI nor any of its Subsidiaries shall voluntarily prepay any Debt, except trade payables and contractual obligations to suppliers or customers incurred in the ordinary course of business and the Obligations in accordance with their terms.

                  10.13 Transactions with Affiliates. Except as set forth below, neither CCI nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty (other than the Payment Guaranty) dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower and each Guarantor may (i) continue to enter into transactions with each other consistent with past practices as of the date of this Agreement and (ii) if no Event of Default has occurred and is continuing engage in transactions with Affiliates other than each other in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrower or the relevant Guarantor, as the case may be, than would obtain in a comparable arm's length transaction with a third party that is not an Affiliate.

                  10.14       [Intentionally Left Blank].

                  10.15 Business Conducted. CCI and its Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

                  10.16 Liens. Neither CCI nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

                  10.17 Sale and Leaseback Transactions. Neither CCI nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for CCI or a Subsidiary to lease or rent Property that CCI or a Subsidiary has or will sell or otherwise transfer to such Person, except in the ordinary course of business and on terms fully disclosed to the Lender, no Event of Default has occurred and is continuing, the sale price and rental payments for such Property do not exceed the fair market value thereof, and, in the case of any transaction with an Affiliate, the terms of such arrangement are no less favorable to CCI or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

                  10.18 New Subsidiaries. CCI shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on
Schedule 10.18.

                  10.19 Restricted Investments. Neither CCI nor any of its Subsidiaries shall make any Restricted Investment.

                  10.20       [Intentionally Left Blank].

                  10.21       [Intentionally Left Blank].

                  10.22       [Intentionally Left Blank] .

                  10.23       [Intentionally Left Blank].

                  10.24       [Intentionally Left Blank].

                  10.25       [Intentionally Left Blank].

                  10.26       [Intentionally Left Blank].

                  10.27 Adjusted Tangible Net Worth. CCI on a consolidated basis shall maintain Adjusted Tangible Net Worth, determined as of the last day of each fiscal month indicated below, of not less than the following amounts:

                                                          Net Worth

1st Fiscal Month              1997                       $35,500,000
2nd Fiscal Month              1997                        35,500,000
3rd Fiscal Month              1997                        35,500,000
4th Fiscal Month              1997                        35,500,000
5th Fiscal Month              1997                        35,500,000
6th Fiscal Month              1997                        35,500,000
7th Fiscal Month              1997                        35,500,000
8th Fiscal Month              1997                        35,500,000
9th Fiscal Month              1997                        35,500,000
10th Fiscal Month             1997                        35,500,000
11th Fiscal Month             1997                        35,500,000
12th Fiscal Month             1997                        36,000,000
1st Fiscal Month              1998                        36,000,000
2nd Fiscal Month              1998                        36,000,000
3rd Fiscal Month              1998                        36,000,000

4th Fiscal Month              1998                        36,000,000
5th Fiscal Month              1998                        36,000,000
6th Fiscal Month              1998                        36,000,000
7th Fiscal Month              1998                        36,000,000
8th Fiscal Month              1998                        36,000,000
9th Fiscal Month              1998                        36,000,000
10th Fiscal Month             1998                        36,000,000
11th Fiscal Month             1998                        36,000,000
12th Fiscal Month             1998                        37,000,000
1st Fiscal Month              1999                        37,000,000
2nd Fiscal Month              1999                        37,000,000
3rd Fiscal Month              1999                        37,000,000
4th Fiscal Month              1999                        37,000,000
5th Fiscal Month              1999                        37,000,000
6th Fiscal Month              1999                        37,000,000
7th Fiscal Month              1999                        37,000,000
8th Fiscal Month              1999                        37,000,000
9th Fiscal Month              1999                        37,000,000
10th Fiscal Month             1999                        37,000,000
11th Fiscal Month             1999                        37,000,000
12th Fiscal Month             1999 and each fiscal        38,500,000
                                   month thereafter


                  10.28       [Intentionally Left Blank].

                  10.29 Purchase of Inventory by Subsidiaries. No Subsidiary shall incur any obligations to trade suppliers.

                  10.30 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         11. CLOSING; CONDITIONS TO CLOSING. The Lender shall not be obligated to make the initial Loans or to obtain any Letters of Credit on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to the Lender:

                  11.1 Conditions Precedent to Making of Loans on the Closing Date.

                           (a) Representations and Warranties; Covenants.  The
Borrower's and Guarantors' representations and warranties contained in this Agreement and the other Loan Documents applicable to it shall be correct and complete in all material respects, and the Borrower and the Guarantors shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents applicable to it which are required to have been performed or complied with.

                           (b) Delivery of Documents.  The Borrower shall have
delivered, or caused to be delivered, to the Lender the Payment Guaranty, the Security Agreements, the Trademark Security Agreements and such documents, instruments, agreements, financing statements, consents, evidence of corporate authority, certificates, landlord and/or mortgagee waivers, insurance certificates and loss payee endorsements, opinions of counsel and other writings and covenants as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

                           (c) [Intentionally Left Blank].

                           (d) [Intentionally Left Blank].

                           (e) Termination of Liens.  The Lender shall have
received duly executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

                           (f) [Intentionally Left Blank].

                           (g) Environmental Compliance.  The Lender shall have
received copies of any environmental reports previously obtained or received by the Borrower or any Guarantor relating to the Premises.

                           (h) Facility Fee.  The Borrower shall have paid in
full the Facility Fee.


                           (i) Payment of Fees and Expenses.  The Borrower shall
have paid all reasonable fees and expenses of the Lender's outside counsel, Williams & Harris, and all other reasonable fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                           (j) Required Approvals.  The Lender shall have
received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

                           (k) No Material Adverse Change.  There shall have
occurred no material adverse change in CCI's business, operations, profits, prospects or financial condition or in the Collateral and Guarantor Collateral since June 28, 1996 except as previously disclosed to the Lender in writing, including the Exhibits hereto, and the Lender shall have received a certificate of CCI's chief financial officer to such effect.

                           (l) Adjusted Tangible Net Worth.  CCI's Adjusted
Tangible Net Worth on a consolidated basis as of September 27, 1996, shall have been not less than $35,500,000.

                           (m) Financial Performance.  CCI's financial
performance, as of the Closing Date, shall have been within 90% of the projections delivered to the Lender by the Borrower on September 26, 1996.

                           (n) Proceedings.  All proceedings to be taken in
connection with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

                           (o) Excess Availability.  After taking into account
the Revolving Loans and the Letters of Credit to be made or issued on the Closing Date and after deducting the amount of the accounts payable of the Borrower and the Guarantors more than 30 days past due, the aggregate remaining Availability shall be at least $2,500,000.

                           (p) Release From Prior Lender.  Lender shall have
received a Pay-off Letter relating to the financing arrangements between CCI and the Prior Lender, satisfactory in form, scope and substance to the Lender, from the Prior Lender with respect to the Existing Debt.

                  11.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan or to provide for the issuance of any Letter of Credit shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of CCI dated the date of such extension of credit, stating that:

                           (a) The representations and warranties contained in
this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent that the Lender has been notified by CCI that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

                           (b) No Event or Event of Default has occurred and is
continuing or would result from such extension of credit.

         12.      DEFAULT; REMEDIES.

                  12.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                           (a) failure to make payment of principal, interest,
fees or premium on any of the Obligations when due except that it shall not constitute an Event of Default if payment is made within three (3) Business Days of demand as to the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (determined for this purpose as if the amount of the Revolving Loans were zero);

                           (b) any representation or warranty made or deemed
made by the Borrower or any Guarantor in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Guarantor at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                           (c) the Borrower shall (i) fail to comply with any of
the covenants set forth in Article 10 (other than Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 or 10.16) or Article 8 or (ii) fail to comply with any of the covenants set forth in Sections 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6 if such failure shall have existed for more than 30 days (or 10 Business Days for Section 10.4 or Section 10.16) after the date that the Borrower discovers, or reasonably should have discovered, such failure.

                           (d) except as provided in Section 12.1(c), default
shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, the other Loan Documents, or any other agreement entered into at any time to which (i) the Borrower or any Guarantor and (ii) the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender or any event of default as defined therein shall occur.

                           (e) default shall occur in the payment of any
principal or interest on any indebtedness for borrowed money (other than the Obligations) or under the Payment Guaranty and any other material agreement, beyond any period of grace provided with respect thereto;

                           (f) CCI or any Subsidiary shall:  (i) file a
voluntary petition in bankruptcy or file a voluntary petition or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                           (g) an involuntary petition shall be filed or an
action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of CCI's or any

Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition, action or proceeding shall not be dismissed within 60 days from such filing or commencement, provided that the Lender shall have no obligation to make any Revolving Loans or obtain any Letters of Credit during such 60-day grace period;

                           (h) a receiver, assignee, liquidator, sequestrator,
custodian, trustee or similar officer for CCI or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any material part of the Property of CCI or any Subsidiary and such waiver, execution or process shall not be released or fully bonded within 30 days of its issuance, provided that the Lender shall have no obligation to make any Revolving Loans or obtain any Letters of Credit during such 30-day grace period;

                           (i) CCI or any Subsidiary shall file a certificate of
dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                           (j) all or any material part of the Property of the
Borrower or any Guarantor shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower or any Guarantor shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                           (k) the Payment Guaranty, the Security Agreements or
any other guaranty or security agreement relating to the Obligations shall be terminated, revoked or declared void or invalid;

                           (l) one or more final judgments for the payment of
money aggregating in excess of $500,000 (whether or not covered by insurance) shall be rendered against CCI or any Subsidiary and CCI or such Subsidiary shall fail to discharge the same within 30 days from the date of notice of entry thereof or to appeal therefrom;

                           (m) any loss, theft, damage or destruction of any
item or items of Collateral or Guarantor Collateral occurs which: (i) materially and adversely affects the operation of the business of the Borrower or any Guarantor or (ii) is material in amount and is not adequately covered by insurance;

                           (n) CCI shall cease to own 100% of the voting stock
of its subsidiaries set forth in Schedule 9.5, any person other than the Weinstein Family and their Affiliates shall own more than 50% of the voting stock of CCI or have the power to control (such term having the meaning given to it in the definition of Affiliate herein) the Board of Directors of CCI, or the Weinstein Family and their Affiliates shall own less than 50% of such stock or cease to have the power to control (as so defined) such Board of Directors.

                           (o) any event or condition shall occur or exist with
respect to a Plan that could, in the Lender's reasonable judgment, subject CCI or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of the Borrower or any Guarantor; or

                           (p) there occurs any material adverse change in the
Property, business, operations, or condition (financial or otherwise) of the Borrower or the Guarantors taken as a whole.

         13.      REMEDIES.

                  (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided, however, that, upon the occurrence of any Event of Default described in any of Sections 12.1(f), 12.1(g), 12.1(h)and 12.1(i), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the premises of the Borrower or any Guarantor, at no cost to Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten days prior to such action to the Borrower's address specified in or pursuant to Section 15.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including, without limitation, attorneys' fees and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, the Borrower hereby waives
(i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and to assert a non-compulsory or permissive counterclaim against Lender.

                  (d) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Section 14 if this Agreement had been terminated on that date pursuant to the Borrower's election.

         14. TERM AND TERMINATION. This Agreement shall expire on the Stated Termination Date unless terminated as provided in this Section. The Borrower may terminate this Agreement at any time during its term if: (a) it gives the Lender 15 days' prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and (c) it pays the Lender, on or prior to the effective date of termination, and in addition to the fees required by Section 6.4, a fee (the "Termination Fee") equal to (i) three-quarters of one percent (.75%) of the Total Facility if such termination is made on or prior to the first Anniversary Date or (ii) one-quarter of one percent (.25%) of the Total Facility if such termination is made after the first Anniversary Date; provided, however, that no Termination Fee shall be due or payable in the event of a refinancing of the Obligations with the Lender, or any Affiliate of the Lender, as sole lender or agent for a syndicate of lenders. The Lender may also terminate this Agreement without notice upon an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the

Lender shall retain all its rights and remedies hereunder (including, without limitation, Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

         15.      MISCELLANEOUS.

                  15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

                  15.2 No Implied Waivers. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

                  15.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

                  15.4 Governing Law. This Agreement shall be deemed to have been made in the State of New York and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

                  15.5 Consent to Jurisdiction and Venue; Service of Process. The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Supreme Court of the State of New York for New York County, or in the United States District Court for the Southern District of New York, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The Borrower hereby waives personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.



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                  15.6        Waiver of Jury Trial. THE BORROWER HEREBY WAIVES
TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO INTERPOSE NONCOMPULSORY OR PERMISSIVE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

                  15.7        [Intentionally Left Blank].

                  15.8 Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

                  15.9 Other Security and Guaranties. The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                  15.10 Fees and Expenses. The Borrower shall pay to the Lender on demand all reasonable costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, the Payment Guaranty and the other Loan Documents, including, without limitation: (a) reasonable attorneys' and paralegal's fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) ; (b) reasonable costs and expenses, including, without limitation, attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower or any Guarantor under the Loan Documents that the Borrower or such Guarantor fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral or Guarantor Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge equal to its then customary per diem fee (currently $750) per day for each auditor employed by the Lender for


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inspections of the Collateral or Guarantor Collateral and the Borrower's
operations, provided that the Borrower shall not have to pay with respect to any one audit after the Closing Date more than $10,000 or with respect to audits for any single contract year more than $30,000 but provided, further, that, to the extent that the Borrower pays less than $30,000 with respect to audits for any single contract year, the amount by which $30,000 exceeds the amount actually paid by the Borrower for such year shall be carried over to each successive contract year and added to the $30,000 maximum for such year (for example, if, with respect to any contract year the Borrower is only required to pay $20,000 for audits, the maximum annual amount that the Borrower will have to pay with respect to audits for the next contract year would be $40,000); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral or Guarantor Collateral; and (i) costs and expenses, including, without limitation, reasonable attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral or Guarantor Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Reference Rate Loans.

                  15.11 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

      If to the Lender:                  BankAmerica Business Credit, Inc.
                                         40 East 52nd Street
                                         New York, New York  10022
                                         Attention: Division Manager

      with a copy to:                    Bank of America NT&SA, Legal Department
                                         335 Madison Avenue
                                         New York, New York 10017
                                         Attention: Jerry M. Saccone



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



                                                   - and -

                                         Williams & Harris
                                         One Battery Park Plaza, 27th Floor
                                         New York, New York  10004
                                         Attention:  Homer L. Harris

         If to CCI:                      The Cosmetic Center, Inc.
                                         8839 Greenwood Place
                                         Savage, Maryland  20763
                                         Attention: Chief Financial Officer

         with a copy to:                 Arent Fox Kintner Plotkin & Kahn
                                         1050 Connecticut Avenue, NW
                                         Washington, DC 20036-5339
                                         Attention: Carter Strong

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

                  15.12 Indemnification. THE BORROWER HEREBY INDEMNIFIES, DEFENDS AND HOLDS THE LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR IN CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING, WITHOUT


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LIMITATION, CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE
LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT INDEMNIFY THE LENDER OR ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES, OR EXPENSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THEM. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against the Borrower, or by the Borrower or any other party against the Lender, which in the Lender's sole discretion makes it advisable for the Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 15.12 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral and the Guarantor Collateral.

                  15.13 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which the Borrower might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

                  15.14 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

                  15.15 Modification. This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.



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                  15.16       Counterparts. This Agreement may be executed in
any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                  15.17 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                  15.18 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  15.19 Participating Lender's Security Interests. The Lender may, without notice to or consent by the Borrower, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrower's knowledge participate with the Lender in the Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including, without limitation, the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating


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Lender shall be deemed to have the same right of setoff to the extent of such
Participating Lender's participation in the Obligations under this Agreement as it would have if it were a direct lender.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                    THE COSMETIC CENTER, INC.


                                    By:____________________________
                                             Name:
                                             Title:

                                    BANKAMERICA BUSINESS CREDIT, INC.

                                    By:____________________________
                                             Name:
                                             Title:


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


                                   List of Exhibits/Schedules


Exhibit A                  Form of Borrowing Notice

Exhibit B                  Financial Statements and Projections

                           - Exhibit B-1      Financial Statements

                           - Exhibit B-2      [Intentionally Left Blank]

                           - Exhibit B-3      Projections

                           - Exhibit B-4      [Intentionally Left Blank]

Exhibit C                  Borrowing Base Certificate

Schedule 7.3               Locations of the Borrower and the Guarantors

Schedule 9.2               [Intentionally Left Blank]

Schedule 9.4               Corporate Names

Schedule 9.5 Subsidiaries and Affiliates and states of incorporation and qualification

Schedule 9.9               Other Debt or Obligations

Schedule 9.13              Real Estate--Owned and Leased

Schedule 9.14 Proprietary Rights Collateral (patents, trademarks, and copyrights)

Schedule 9.15              Trade Names

Schedule 9.16              Litigation

Schedule 9.18              Labor Disputes

Schedule 9.19              Environmental Laws

Schedule 9.22              ERISA Compliance

Schedule 10.16             Existing Liens

Schedule 10.18             New Subsidiaries



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